UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 20, 2009 (December 19, 2008)
Ennis, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-05807	75-0256410

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

2441 Presidential Parkway
Midlothian, Texas	76065

(Address of Principal Executive	(Zip Code)
Offices)
Registrant’s telephone number, including area code: (972)775-9801
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5

     ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 19, 2008, Ennis, Inc. (the “Company”) amended and restated the Employment Agreements (the “New Agreements”) of its various executive officers. The following is a detail of the material terms, by executive, of the New Agreements.
▪	The term of the New Agreements are from December 19, 2008 through: December 31, 2011, for Mr. Walters; December 30, 2010, for Mssrs. Magill and Ahmad; and December 31, 2010, for Mssrs. Travis and Graham, with each contract containing automatic successive one-year renewals on the same terms and conditions unless either party provides the other party with 60 days notices of its election not to renew.

▪	Each New Agreement was updated to reflect the executives’ current rate of pay. In addition, if “base salary” is increased at any time, it shall not thereafter be decreased during its initial or successive terms.

Name	Title	Base Salary
Keith S. Walters	Chairman, CEO and President	$838,000
Michael Magill	Executive Vice President	$460,000
Richard Travis	Vice President Finance, CFO and Secretary	$355,000
Irshad Ahmad	Vice President Apparel and CTO	$300,000
Ronald Graham	Vice President - Administration	$268,000
▪	The Executives will be eligible to participate in all short-term and long-term incentive and deferred compensation programs of the Company as has and may hereinafter be adopted by the Board of Directors of the Company.

▪	The New Agreements provide that the Company may terminate the Executives for “cause” or “without cause.” If the Executives are terminated “without cause,” they will be entitled to be paid a Severance Payment equal to the greater of the amount of “base salary” through the end of the Term or a certain factor of their annual base salary (“Salary”) plus a Severance Bonus equivalent to a certain factor times the bonus earned or paid them for the previous fiscal year (“Bonus”). For a termination with “cause,” the Executives will no longer be eligible for a payment, other than their respective “accrued compensation” that may be due and payable, if any.

	New Agreements			Old Agreements
	Without Cause			Without Cause
Name	Salary	Bonus	With Cause	Salary	Bonus	With Cause
Keith Walters	1X	1X	-0-	2X	2X	1X
Michael Magill	1X	1X	-0-	1X	1X	.5X
Richard Travis	1X	1X	-0-	1X	1X	.5X
Irshad Ahmad	1X	1X	-0-	1X	1X	.5X
Ronald Graham	1X	1X	-0-	1X	1X	.5X
▪	The Agreements provide that Executives may terminate their employment in the (i) event of a “Change in Control,” as defined, and (ii) for “Good Reason,” as defined. In the event the Executives terminate their employment with the Company for “Good Reason”, the Company would be required to pay the Executive a benefit equivalent to their “without cause” termination benefit. In the event the Executives employment is terminated with the Company in connection with a “Change in Control, the following benefits will be payable:

	New Agreements		Old Agreements
	Change in Control		Change in Control
Name	Salary	Bonus	Salary	Bonus
Keith Walters	2.99X	2.99X	2.99X	2.99X
Michael Magill	2.50X	2.50X	1.00X	1.00X
Richard Travis	2.50X	2.50X	1.00X	1.00X
Irshad Ahmad	2.50X	2.50X	1.00X	1.00X
Ronald Graham	2.50X	2.50X	1.00X	1.00X

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▪	In addition to the above, the Agreements contain certain benefit continuation provisions, executive out-placement assistance and tax gross up provisions. Disability payments will now be limited to the Executives’ “accrued compensation.”

▪	The Executives have agreed not to disclose any confidential information pertaining to the Company’s business, and have agreed to various non-solicitation and non-competition provisions.
Reference is made to the Agreements attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 for definition of “without cause,” with “cause,” “change in control,” “good reason,” “base salary,” and “accrued compensation.”
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Keith S. Walters, Chairman and CEO, effective December 19, 2008, replacing a certain Employment Agreement dated April 21, 2006, and filed as Exhibit 10.1 to our Current Report on Form 8-K filed
April 25, 2006.

10.2	Employment Agreement between the Company and Michael Magill, Executive Vice President and Treasurer, effective December 19, 2008, replacing a certain Employment Agreement dated April 21, 2006, and filed as Exhibit 10.2 to our Current Report on Form 8-K filed April 25, 2006.

10.3	Employment Agreement between the Company and Ronald Graham, Vice President — Administration, effective December 19, 2008, replacing a certain Employment Agreement dated April 21, 2006, and filed as Exhibit 10.3 to our Current Report on
Form 8-K filed April 25, 2006.

10.4	Employment Agreement between the Company and Richard Travis, Vice President – Finance and CFO, effective December 19, 2008, replacing a certain Employment Agreement dated April 21, 2006, and filed as Exhibit 10.4 to our Current Report on
Form 8-K filed April 25, 2006.

10.5	Employment Agreement between the Company and Irshad Ahmad, Vice President – Apparel Group and CTO, effective December 19, 2008.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2009	Ennis, Inc.
	By:	/s/ Richard L. Travis, Jr.
		Name:	Richard L. Travis, Jr.
Title : Chief Financial Officer

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